                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 12, 2009


                      CITIGROUP TRUST-DELAWARE, N.A.
                      As Trustee for Eternity Four Trust


                      By: /s/ William Hearn
                         --------------------------------------------
                         Name:  William Hearn
                         Title: President


                      CITIBANK, N.A.


                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:  Riqueza V. Feaster
                         Title: Assistant Secretary


                      CITICORP HOLDINGS INC.


                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:  Riqueza V. Feaster
                         Title: Assistant Secretary


                      CITIGROUP INC.


                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:  Riqueza V. Feaster
                         Title: Assistant Secretary